Exhibit 10.23

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

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Confidential

AMENDMENT #3 TO THE PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This AMENDMENT #3 TO THE PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Amendment No. 3”) is entered into and made effective as of the 30th day of June 2011 (the “Amendment No. 3 Effective Date”) by and between Regulus Therapeutics Inc., a Delaware corporation having its principal place of business at 3545 John Hopkins Court, Suite 210, San Diego, CA 92121 (“Regulus”) and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”). Regulus and GSK are each referred to herein by name of as a “Party” or, collectively, as the “Parties”.

RECITALS

WHEREAS, Regulus and GSK are parties to that certain Product Development and Commercialization Agreement dated April 17, 2008, as amended by that certain Amendment No. 1 on February 24, 2010 and by that certain Amendment No. 2 on June 16, 2010 (collectively, the “Agreement”); and

WHEREAS, Regulus and GSK mutually desire to make certain further amendments to the Agreement as set forth in this Amendment No. 3.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, do hereby agree as follows:

AGREEMENT

1.	GSK and Regulus acknowledge and agree that […***…] shall become a Collaboration Target in accordance with the terms of the Agreement as of June 30, 2011, with the provision that upon June 30, 2011, […***…] will be deemed a Replaceable Target until either the earlier of: (a) achievement of the Success Criteria, as determined solely by GSK, set out in Appendix A of this Amendment 3, attached hereto and incorporated herein by reference or (b) that date that is two (2) months after the date that the Final […***…] report has been received by GSK. For the avoidance of doubt GSK shall pay Regulus the Discovery Milestone of $[…***…] for the selection of […***…] as a Collaboration Target in accordance with the terms of Section 6.4 of the Agreement. Appendix A may be amended from time to time, by mutual consent of the JSC. GSK may select a new Collaboration Target to replace […***…] within the time set forth herein only if the identity of such newly selected Collaboration Target is mutually agreed by Regulus in writing. If Regulus rejects a particular miRNA, GSK may request another miRNA until GSK and Regulus mutually agree upon the miRNA that will become a Collaboration Target

1.

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Confidential

2.	Amendment of Paragraph 6 (Selection of Targets) set forth in Amendment No. 2. Paragraph 6 (Selection of Targets) shall be amended by deleting clauses (i), (iii) and (iv) in their entirety and replacing them with the following:

“(i) this section intentionally left blank.

“(iii) after […***…] through […***…], GSK may select a new Collaboration Target only if mutually agreed by Regulus in writing. If Regulus rejects a particular miRNA, GSK may request another miRNA until GSK and Regulus mutually agree upon the miRNA that will become a Collaboration Target; and

(iv) after […***…], and only if, on or before […***…] GSK has not selected a Collaboration Target to fill the […***…], then GSK may select a new Collaboration Target to fill such […***…], only if the identity of such newly selected Collaboration Target is mutually agreed by Regulus in writing. If GSK selects a new Collaboration Target under this Paragraph 6(iv), on or before the fifth anniversary of the Effective Date of the Agreement, GSK will be deemed to have exercised its Program Option for such Collaboration Target at the Candidate Selection Stage and the terms of the Agreement will apply accordingly, including the payment of milestones and royalties on such program at Table 1 Rates. If GSK selects a new Collaboration Target under this Paragraph 6(iv) after the fifth anniversary of the Effective Date of the Agreement, GSK and Regulus will negotiate in good faith the applicable licensing and financial terms for such program, it being understood and agreed by the Parties that Regulus’ technology likely will have advance and may therefore will be more valuable as of such date. For the avoidance of doubt, for any Targets selected up to and including […***…], GSK will pay the Discovery Milestone of […***…] dollars ($[…***…]).”

3.	Capitalized terms not otherwise defined herein will have the meanings given in the Agreement. Except as otherwise expressly amended by this Amendment No. 3, the Agreement shall remain in full force and effect in accordance with its terms.

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2.

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IN WITNESS WHEREFORE, the Parties have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the Amendment No. 3 Effective Date.

REGULUS THERAPEUTICS INC.

By:	/s/ Neil W. Gibson
Neil W. Gibson, Ph.D.
Chief Scientific Officer
Date: June 30, 2011

GLAXO GROUP LIMITED

By:	/s/ Vaughn Walton
Name:
Title:
Date:

Appendix A

The decision to select […***…] shall be based on the following criteria:

[…***…]

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